Exhibit 10.33
LEXMARK INTERNATIONAL, INC.
2005 NONEMPLOYEE DIRECTOR STOCK PLAN
As Amended and Restated, Effective January 1, 2009
Section 1. Purposes
     The purposes of the Plan are to enable the Company to attract, retain and motivate the best qualified nonemployee directors and to enhance a long-term mutuality of interest between the directors and stockholders of the Company by granting eligible directors an equity interest in the Company.
Section 2. Definitions
     Unless the context requires otherwise, the following words as used in the Plan shall have the meanings ascribed to each below, it being understood that masculine, feminine and neuter pronouns are used interchangeably, and that each comprehends the others, and that the singular shall include the plural, and the plural shall include the singular.
          (a) “Act” shall mean the Securities Exchange Act of 1934, as amended.
          (b) “Adjustment Event” shall mean any stock dividend, stock split or share combination of, or extraordinary cash dividend on, the Common Stock or recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value, or other similar event affecting the Common Stock of the Company.
          (c) “Annual Fees” shall mean the amounts payable by the Company to an Eligible Director for services to be rendered as a member of the Board during any calendar year, including retainers, meeting and attendance fees (including any per diem attendance fee for international directors), committee chair fees and fees otherwise payable for acting on or as a member of the Board or any committee thereof, but not including reimbursement of expenses.
          (d) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock or Deferred Stock Unit awarded under the Plan.
          (e) “Award Agreement” means the agreement, certificate or other instrument evidencing the grant of any Award under the Plan.
          (f) “Board” shall mean the Board of Directors of the Company.
          (g) “Change in Control” shall mean the occurrence of any of the following events:
     (i) a majority of the members of the Board at any time cease for any reason other than due to death or disability to be persons who were members of the Board twenty-four months prior to such time (the “Incumbent Directors”); provided that any director whose election, or nomination for election by the

Company’s stockholders, was approved by a vote of at least a majority of the members of the Board then still in office who are Incumbent Directors shall be treated as an Incumbent Director; or
     (ii) any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d)(2) of the Act, but excluding the Company, its Subsidiaries, any employee benefit plan of the Company or any Subsidiary, employees of the Company or any Subsidiary or any group of which any of the foregoing is a member) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, including without limitation, by means of a tender or exchange offer, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities; or
     (iii) the stockholders of the Company shall approve a definitive agreement (x) that results in the consummation of a merger or other business combination of the Company with or into another corporation immediately following which merger or combination (A) the stock of the surviving entity or its ultimate parent corporation is not readily tradable on an established securities market, (B) a majority of the directors of the surviving entity are persons who (1) were not directors of the Company immediately prior to the merger and (2) are not nominees or representatives of the Company or (C) any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d)(2) of the Act, but excluding the Company, its Subsidiaries, any employee benefit plan of the Company or any Subsidiary, employees of the Company or any Subsidiary or any group of which any of the foregoing is a member) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of 30% or more of the securities of the surviving entity or (y) for the direct or indirect sale or other disposition of all or substantially all of the assets of the Company.
     Notwithstanding the foregoing, a “Change in Control” shall not be deemed to occur in the event the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code.
     Notwithstanding the foregoing, to the extent that any Section 409A Incentive Award would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a “change in the ownership” of the Company, a “change in the effective control” of the Company, or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 1.409A-3(i)(5) of the Treasury Regulations.
          (h) “Change in Control Price” shall mean the highest price per share of Common Stock paid in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Board if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of a change in the composition of the Board, the average selling price of the Common Stock for the 30-day period immediately preceding the date on which such Change in Control occurs, calculated in accordance with Section 1.409A-1(b)(5)(iv).
          (i) “Code” shall mean the Internal Revenue Code of 1986, as amended.
          (j) “Common Stock” means the Class A Common Stock of the Company, par value $0.01 per share, or such other shares or kind of securities as determined by the Board.
          (k) “Company” shall mean Lexmark International, Inc., a Delaware corporation, and any successor thereto.
          (l) “Deferred Stock Unit” means an Eligible Director’s right to receive pursuant to the Plan one share of Common Stock, or, if provided by the Board, cash equal to the Fair Market Value of a share of Common Stock, at the end of a specified period of time.
          (m) “Eligible Director” shall mean a director of the Company who is not, at the relevant time, an officer or employee of the Company or any of its Subsidiaries or affiliated with any stockholder of the Company holding 5% or more of the Company’s equity securities.
          (n) “Equity Fee Election” shall mean an Eligible Director’s election to receive all or a portion of his Annual Fees in the form of Deferred Stock Units in lieu of cash that shall be irrevocable for the calendar year to which it applies.
          (o) “Fair Market Value” means, as of any date of determination, the closing price of a share of Common Stock on a national securities exchange on that day, as reported for such day in the Wall Street Journal, or the mean of the last bid and asked prices for a share of Common Stock on such immediately preceding date, as reported on a nationally recognized system of price quotation. In the event that there are no Common Stock transactions reported on such exchange or system on such day, Fair Market Value shall mean the closing price or the mean of the last bid and asked prices, whichever is applicable, on the immediately preceding day on which Common Stock transactions were so reported.
          (p) “Grant Date” shall mean, with respect to the grant of Deferred Stock Units under the Plan, each date on which Annual Fees become payable to members of the Board.
          (q) “Nonemployee Director Stock Plan” means the Company’s Nonemployee Director Stock Plan originally approved by the Company’s stockholders on October 26, 1995, as amended and restated from time to time, and scheduled to terminate according to its terms on November 20, 2005.
          (r) “Option” means the right to purchase a stated number of shares of Common Stock at a stated price (as specified in Section 7.2 hereof) for a specified period of time.
          (s) “Option Award” shall mean an Initial Award or an Annual Award (each as defined in Section 6 of the Plan) to purchase Shares at an exercise price per Share equal to the Fair Market Value of a Share on the date of grant of such Award.

          (t) “Plan” shall mean the Lexmark International, Inc. 2005 Nonemployee Director Stock Plan, as set forth herein and as the same may be further amended from time to time.
          (u) “Qualifying Common Stock” means shares of Common Stock which (i) are not subject to any loan or other obligation of the Eligible Director and (ii) either (A) have been owned by the Eligible Director for at least six months (or such greater or lesser period as the Board shall determine) or (B) were purchased by the Eligible Director on a national securities exchange or nationally recognized over-the-counter market.
          (v) “Restriction Period” means the period during which shares of Restricted Stock are subject to forfeiture or restrictions on transfer (if applicable) as described in Section 9 of the Plan and any applicable Award Agreement.
          (w) “Restricted Stock” means Common Stock or units with respect to Common Stock awarded to an Eligible Director pursuant to the Plan which is subject to forfeiture and restrictions on transferability in accordance with Section 9 of the Plan.
          (x) “Section 409A Incentive Award” means any Award, which provides for the “deferral of compensation” within the meaning of Section 1.409A-1(b) of the Treasury Regulations, which is not otherwise exempt from the requirements of Section 409A of the Code.
          (y) “Share” shall mean a share of Common Stock.
          (z) “Stock Appreciation Right” means the right to receive a payment from the Company, in cash, Common Stock or a combination thereof, equal to the excess of the Fair Market Value of a share of Common Stock at the date of exercise over a specified price fixed by the Board (as specified in Section 8 hereof).
          (aa) “Subsidiary” shall mean any entity that is directly or indirectly controlled by the Company, or any other entity in which the Company has a significant equity interest, as determined by the Board.
          (bb) “Year of Board Service” shall mean any 12 consecutive month period during which an Eligible Director serves as a member of the Board. In the event an Eligible Director is reinstated as a member of the Board after he ceases to serve as a member of the Board, a new Year of Board Service shall commence on the date he recommences service as a member of the Board.
          (cc) For purposes of any Section 409A Incentive Award, the terms “ceases to serve,” “terminate,” or “termination of service,” and variations thereof, as used in the Plan or any Award Agreement for a Section 409A Incentive Award, are intended to mean an Eligible Director’s “separation from service” from the Company for purposes of Section 409A of the Code, using the default provisions set forth in Section 1.409A-1(h) of the Treasury Regulations.

Section 3. Effective Date and Term
     The Plan shall be effective upon the approval by stockholders at the 2005 Annual Meeting of Stockholders (the “Effective Date”). The Plan, as amended and restated, shall be effective as of January 1, 2009. The Plan term will terminate on the tenth anniversary of the Effective Date, unless sooner terminated by the Board pursuant to Section 13.
Section 4. Administration
     4.1 Powers of the Board. The Plan shall be administered by the Board. The Board may delegate its powers and functions hereunder to a duly appointed committee of the Board. The Board shall have full authority to interpret the Plan; to establish, amend and rescind rules for carrying out the Plan; to administer the Plan; to construe the respective Award Agreements and the Plan; and to make all other determinations and to take such steps in connection with the Plan as the Board, in its discretion, deems necessary or desirable for administering the Plan. Each determination, interpretation or other action made or taken pursuant to the provisions of this Plan by the Board shall be final and binding for all purposes and upon all persons, including, without limitation, the Company, the directors, officers and employees of the Company, the Eligible Director and his respective heirs, executors, administrators, personal representatives and other successors in interest.
     The Board shall have the discretionary authority, subject to the terms of the Plan, to determine the time or times at which Awards may be exercised, paid or transferred, as the case may be; the form and manner of payment of any amount due from an Eligible Director in connection with any Award; whether any restriction (including any provision as to vesting, exercisability, payment or transferability) shall be modified or waived, in whole or in part, after the date of grant of the Award in the event an Eligible Director dies, becomes disabled or ceases to serve as a member of the Board for any reason, provided, however, the Board shall not modify or waive any restriction of any Section 409A Incentive Award that would result in an impermissible acceleration of payment in violation of Section 1.409A-3(j), or otherwise violate Section 409A of the Code or any provision of the Treasury Regulations promulgated thereunder; whether amounts payable by the Company in respect of any Award shall be paid in Common Stock, cash or any combination thereof; whether and to what extent any Award may be transferred by the Eligible Director; and the terms, provisions and conditions to be included in any Award Agreement.
     The Board shall not have the power to reduce, whether through amendment or otherwise, the exercise price of any outstanding Option or Stock Appreciation Right nor to grant a new Option or Stock Appreciation Right in substitution for or upon the cancellation of any previously granted Option or Stock Appreciation Right, which has the effect of reducing the exercise price, unless approved by the Company’s stockholders.
     4.2 Delegation. The Board may appoint the Secretary of the Company, other officers or employees of the Company or competent professional advisors to assist the Board in the administration of the Plan, and may grant authority to such persons to execute agreements or other documents on its behalf.

     4.3 Agents. The Board may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan, and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company.
     4.4 Indemnification. Each person who is or shall have been a member of the Board or any committee thereof or any person designated pursuant to Section 4.2 or 4.3 above shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or By-laws, by contract, as a matter of law or otherwise.
Section 5. Shares: Adjustment upon Certain Events
     5.1 Shares Available. Subject to the provisions of Section 5.5, the number of shares of Common Stock subject to Awards under the Plan may not exceed 500,000, plus any shares that become available for grant pursuant to Section 5.2 and shares that have not been utilized under the Company’s Nonemployee Director Stock Plan at the time of its termination. The shares to be delivered under the Plan may consist, in whole or in part, of Common Stock held in treasury or authorized but unissued Common Stock, not reserved for any other purpose, or from Common Stock reacquired by the Company.
     5.2 Canceled, Terminated, or Forfeited Awards. Any shares of Common Stock subject to any portion of an Award which, in any such case and for any reason, expires, or is canceled, terminated or otherwise settled, without the issuance of such shares of Common Stock, shall again be available for award under the Plan. Shares of Common Stock that are delivered to the Company, either actually or by attestation, in payment of the exercise price for any Option granted under the Plan will also be available for future grants under the Plan. Shares reacquired by the Company on the open market using the cash option proceeds (the exercise price paid in cash and the value of the tax benefit that could be realized by the Company determined under generally accepted accounting principles) received by the Company from the exercise of Options granted under the Plan will also be available for future grants under the Plan; provided, however, that the number of Shares that may again be available through open market purchases with option proceeds shall not be greater than the amount of such option proceeds divided by the Fair Market Value on the date of exercise of the Option giving rise to such proceeds.
     5.3 Substitute Awards. Awards assumed or granted in substitution or exchange for awards previously granted by a company acquired by the Company or with which the Company combines shall not reduce the Shares that may be authorized for grant to an Eligible Director or delivered under the Plan.
     5.4 No Limit on Corporate Action. The existence of this Plan and Shares granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issuance of bonds, debentures, preferred or prior preference stocks ahead of or affecting Common Stock, the dissolution or liquidation of the Company or any sale or transfer of all or part of its assets or business, or any other corporate act or proceeding.
     5.5 Adjustment in Capitalization. The aggregate number of shares of Common Stock available for Awards under Section 5.1, or subject to outstanding Awards, and the respective prices and/or vesting criteria applicable to outstanding Awards shall be proportionately adjusted to reflect, as deemed equitable and appropriate by the Board, an Adjustment Event. To the extent deemed equitable and appropriate by the Board, subject to any required action by stockholders, in any merger, consolidation, reorganization, liquidation, dissolution or other similar transaction, any Award granted under the Plan shall pertain to the securities and other property to which a holder of the number of shares of Common Stock covered by the Award would have been entitled to receive in connection with such event.
     Any shares of stock (whether Common Stock, shares of stock into which shares of Common Stock are converted or for which shares of Common Stock are exchanged or shares of stock are distributed with respect to Common Stock) or cash or other property received with respect to any Award granted under the Plan as a result of any Adjustment Event, any distribution of property or any merger, consolidation, reorganization, liquidation, dissolution or other similar transaction shall, except as provided in Section 9.4, Section 10.5 or as otherwise provided by the Board at or after the date any such Award is made, be subject to the same terms and conditions, including vesting and restrictions on exercisability or transfer, as are applicable to the Award with respect to which such shares, cash or other property is received, and any Award Agreement and stock certificate(s) representing or evidencing any shares of stock or other property so received shall so provide and be legended as appropriate.
Section 6. Awards
     6.1 Initial Awards. During the term of the Plan, each Eligible Director shall receive an Option Award to purchase Shares or such other form of Award as determined by the Board at the time of such grant (the “Initial Award”) on the date of the meeting of the Board or the annual meeting of the stockholders of the Company, whichever is applicable, at which such Eligible Director is first elected to serve as a member of the Board.
     6.2 Annual Awards. Each Eligible Director may, at the discretion of the Board, also be granted one or more Option Awards or other Awards after the Initial Award (each an “Annual Award”), at such time or times and in such amount as shall be determined by the Board.
     6.3 General. All Initial Awards and Annual Awards shall be reasonable in size and amount and all Annual Awards shall be consistent in size from one Eligible Director to another,

except with respect to differentiation in award size based on Board committee membership(s) and service as the chair of a Board committee.
Section 7. Options
     7.1 Grant of Options. Options may be granted to Eligible Directors at such time or times as shall be determined by the Board. Options granted under the Plan shall be non-qualified stock options. The date of grant of an Option under the Plan will be the date on which the Option is awarded by the Board or, if so determined by the Board, the date on which occurs any event the occurrence of which is an express condition precedent to the grant of the Option. The Board shall determine the number of Options, if any, to be granted to an Eligible Director. Each Option shall be evidenced by an Award Agreement that shall specify the exercise price, the duration of the Option, the number of shares of Common Stock to which the Option pertains and such other terms and conditions not inconsistent with the Plan as the Board shall determine.
     7.2 Exercise Price. Options granted pursuant to the Plan shall have an exercise price which is not less than the Fair Market Value on the date the Option is granted.
     7.3 Exercise of Options. Options awarded to an Eligible Director under the Plan shall be exercisable at such time or times and subject to such restrictions or other conditions, as the Board shall determine. Once exercisable, an Option may be exercised from time to time, in whole or in part, up to the total number of shares of Common Stock with respect to which it is then exercisable. Notwithstanding the foregoing, no Option shall be exercisable for more than 10 years after the date on which it is granted.
     7.4 Payment. The Board shall establish procedures governing the exercise of Options, which shall require that notice of exercise be given and that the Option price be paid in full at the time of exercise (i) in cash or cash equivalents, (ii) in the discretion of the Board, in shares of Qualifying Common Stock having a Fair Market Value on the date of exercise equal to such Option price or in a combination of cash and Qualifying Common Stock or (iii) in accordance with such other procedures or in such other form as the Board shall from time to time determine. As soon as practicable after receipt of an exercise notice and payment of the exercise price in accordance with this Section 7.4, the Company shall direct its stock transfer agent to make (or to cause to be made) an appropriate book entry reflecting the Eligible Director’s ownership of the shares of Common Stock so acquired.
Section 8. Stock Appreciation Rights
     8.1 Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted to Eligible Directors at such time or times and with respect to such number of shares of Common Stock as shall be determined by the Board and shall be subject to such terms and conditions as the Board may impose. Each grant of an Award of Stock Appreciation Rights shall be evidenced by an Award Agreement.
     8.2 Exercise Price. Stock Appreciation Rights granted pursuant to the Plan shall have an exercise price which is not less than the Fair Market Value on the date the Stock Appreciation Right is granted, except that if a Stock Appreciation Right is granted retroactively in tandem with or in substitution for an Option, the designated Fair Market Value for purposes of establishing the exercise price for such Stock Appreciation Rights may be the Fair Market Value on the date the Options were granted.
     8.3 Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be exercised at such time or times and subject to such conditions, including the occurrence of any event or events, including a Change in Control, as the Board shall determine, either at or after the date of grant. Stock Appreciation Rights which are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of shares and may be exercised only with respect to the shares of Common Stock for which the related Option is then exercisable. Notwithstanding any other provision of the Plan, the Board may impose such conditions on the exercise of a Stock Appreciation Right (including, without limitation, the right of the Board to limit the time of exercise to specified periods) as may be required to satisfy the applicable provisions of Rule 16b-3 as promulgated under the Act or any successor rule.
     8.4 Payment. Upon exercise of a Stock Appreciation Right, the Eligible Director shall be entitled to receive payment in cash, Common Stock or in a combination of cash and Common Stock, as determined by the Board, of an amount determined by multiplying:
     (i) any increase in the Fair Market Value of a share of Common Stock at the date of exercise over the exercise price fixed by the Board at the date of grant of such Stock Appreciation Right, provided such amount shall not be less than the Fair Market Value of a share of Common Stock at the date of grant, by
     (ii) the number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised.
Section 9. Restricted Stock
     9.1 Grant of Restricted Stock. The Board may grant Awards of Restricted Stock to Eligible Directors at such times and in such amounts and subject to such other terms and conditions not inconsistent with the Plan, as it shall determine. Unless the Board provides otherwise at or after the date of grant, stock certificates evidencing any shares of Restricted Stock so granted shall be held in the custody of the Secretary of the Company until the Restriction Period lapses, and, as a condition to the grant of any Award of shares of Restricted Stock, the Eligible Director shall have delivered to the Company a stock power, endorsed in blank, relating to the shares of Common Stock covered by such Award. Each grant of Restricted Stock shall be evidenced by an Award Agreement.
     9.2 Payment. Upon the expiration or termination of the Restriction Period, which shall not be less than three years (pro rata or other graded vesting during the Restriction Period may be permitted), and the satisfaction (as determined by the Board) of any other conditions determined by the Board, the restrictions applicable to the Restricted Stock shall lapse and the Company shall cancel and direct its stock transfer agent to make (or to cause to be made) an appropriate book entry reflecting the Eligible Director’s ownership of such number of shares of Common Stock with respect to which the restrictions have lapsed, free of all such restrictions, other than any imposed by applicable law. Upon request, the Company shall deliver to the

Eligible Director a stock certificate registered in such Eligible Director’s name and representing the number of shares of Common Stock with respect to which the restrictions have lapsed, free of all such restrictions except any that may be imposed by law. To the extent provided by the Board, in its discretion, in lieu of delivering shares of Common Stock, the Company may make a cash payment in full or partial satisfaction of any Award of Restricted Stock equal to the Fair Market Value, on the date the applicable restrictions lapse, of the number of shares or units of Restricted Stock with respect to which such restrictions have lapsed. No payment will be required to be made by the Eligible Director upon the delivery of such shares of Common Stock and/or cash.
     9.3 Restrictions on Transferability during Restriction Period. Except as provided in Section 15.1, shares of Restricted Stock or units with respect to Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until such time as the Restriction Period applicable thereto shall have lapsed upon the satisfaction of such conditions, including without limitation, the occurrence of such event or events, as shall be determined by the Board either at or after the time of grant.
     9.4 Rights as a Stockholder. Unless otherwise determined by the Board at or after the date of grant, Eligible Directors granted shares of Restricted Stock shall be entitled to vote on any matter submitted to the Company’s stockholders. In addition, unless otherwise determined by the Board, Eligible Directors granted Restricted Stock shall be entitled to receive, either currently or at a future date, as specified by the Board, all dividends or dividend equivalents and other distributions or equivalent value of other distributions paid with respect to those shares, provided that if any such dividends, dividend equivalents or distributions are paid in shares of Common Stock or other property (other than cash), such shares and other property shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the Restricted Stock with respect to which they were paid.
     9.5 Legend. To the extent any stock certificate is issued to an Eligible Director in respect of shares of Restricted Stock awarded under the Plan prior to the expiration of the applicable Restriction Period, such certificate shall be registered in the name of the Eligible Director and shall bear the following (or similar) legend:
     “The shares of stock represented by this certificate are subject to the terms and conditions contained in the Lexmark International, Inc. 2005 Nonemployee Director Stock Plan and the Award Agreement, dated as of _____________ between the Company and the Eligible Director, and may not be sold, pledged, transferred, assigned, hypothecated or otherwise encumbered in any manner (except as provided in Section 15.1 of the Plan or in such Award Agreement) until _____________.”
     Upon the lapse of the Restriction Period with respect to any such shares of Restricted Stock, the Company shall, upon the Eligible Director’s request, issue or have issued new share certificates without the legend described herein in exchange for those previously issued.

     9.6 Deferred Settlement of Restricted Stock Units. An Eligible Director who has received an Award of Restricted Stock in the form of units with respect to shares of Common Stock may elect to defer the settlement to a specified date after the settlement date set forth in Section 9.2, or as otherwise provided in the Award Agreement. The initial election to defer settlement of the Restricted Stock units must be made within 30 days after the date of grant, provided that the vesting of such Award is contingent on the Eligible Director providing services as a member of the Board for at least 12 months following the date of such initial election. Absent an initial election to defer settlement of the Restricted Stock units, the Eligible Director may also make a subsequent election to defer the settlement of the Restricted Stock units to a specified date after the settlement date set forth in Section 9.2, or as otherwise provided in the Award Agreement, provided the Eligible Director’s election to defer the settlement date must be made at least 12 months in advance of the settlement date set forth in Section 9.2, or as otherwise provided in the Award Agreement, and must defer settlement for a period of at least five (5) after such date. An Eligible Director’s subsequent election to defer settlement of the Restricted Stock units to a specified date after the settlement date set forth in Section 9.2, or as otherwise provided in the Award Agreement shall not take effect until at least 12 months after the date on which the subsequent election is made by the Eligible Director.
Section 10. Deferred Stock Units
     10.1 Equity Fee Election. An Eligible Director shall have the right to make an Equity Fee Election no later than December 31 of each calendar year with respect to Annual Fees paid in cash to be earned for services rendered in one or more succeeding calendar years. Notwithstanding the foregoing, (i) a person may make, prior to the first date as of which such person becomes an Eligible Director and is eligible to participate in the Plan, an Equity Fee Election to be effective under the Plan with respect to Annual Fees to be earned for services rendered any time after such election or (ii) an Eligible Director may make an Equity Fee Election at any time during the 30 day period following the first date as of which such Eligible Director is eligible to participate in the Plan with respect to Annual Fees to be earned for services rendered after such 30 day period, provided that the Eligible Director is not currently participating in or has participated in, within the 24-month period prior to becoming eligible to participate, this Plan or any “Plan” as defined in Section 1.409A-1(c) sponsored by the Company that is required to be aggregated with this Plan under Section 1.409A-1(c)(2) of the Treasury Regulations. All Equity Fee Elections must set forth a percentage, up to 100%, of the Annual Fees payable to the Eligible Director, that will be paid in the form of Deferred Stock Units in lieu of cash. In the event the Annual Fees of an Eligible Director are increased subsequent to the making of an Equity Fee Election, such election shall apply to the percentage of such Annual Fees elected by the Eligible Director, as so increased.
     Effective on each Grant Date of Annual Fees, each Eligible Director who has made an Equity Fee Election shall receive an award of Deferred Stock Units. No shares shall be issued at the time an award of Deferred Stock Units is made and the Company shall not be required to set aside a fund for the payment of such Award. Upon the effective date of the initial Deferred Stock Unit award granted to an Eligible Director, the Company will establish a separate account for such Eligible Director and will record in such account the number of Deferred Stock Units awarded to such Eligible Director from time to time under the plan. The number of Deferred Stock Units awarded to an Eligible Director on the Grant Date shall be equal to the number of

Shares (rounded up in the case of fractional shares) obtained by dividing (i) the amount of such eligible fees deferred pursuant to the Equity Fee Election of such Eligible Director then in effect with respect to the applicable period since the most recent Grant Date by, (ii) the Fair Market Value of one Share on such Grant Date. To the extent that any portion of an Eligible Director’s Annual Fees are determined on an annual basis, a pro rata share of the annual amount thereof shall be taken into account on each date that the Company shall pay such Annual Fees (i.e. a Grant Date) for purposes of determining Deferred Stock Units awarded to such eligible Director on such Grant Date.
     10.2 Grant of Deferred Stock Units. The Board may grant Awards of Deferred Stock Units to Eligible Directors in lieu of Annual Fees at such times and in such amounts and subject to such other terms and conditions not inconsistent with the Plan, as it shall determine. Each grant of Deferred Stock Units shall be evidenced by an Award Agreement.
     10.3 Dividends with respect to Deferred Stock Units. The Board will determine whether and to what extent to credit to the account of, or to pay currently to, each recipient of a Deferred Stock Unit award, an amount equal to any dividends paid by the Company during the period of deferral with respect to the corresponding number of shares of Common Stock (“Dividend Equivalents”). To the extent provided by the Board at the date of grant, any Dividend Equivalents with respect to cash dividends on the Common Stock credited to an Eligible Director’s account shall be deemed to have been invested in shares of Common Stock on the record date established for the related dividend and, accordingly, a number of Deferred Stock Units shall be credited to such Eligible Director’s account equal to the greatest whole number which may be obtained by dividing (x) the value of such Dividend Equivalent on the record date, by (y) the Fair Market Value of a share of Common Stock on such date.
     10.4 Vesting of Deferred Stock Unit Awards. Deferred Stock Units granted pursuant to Equity Fee Elections, together with any Dividend Equivalents credited with respect thereto, shall be fully vested at all times. Other grants of Deferred Stock Units may be subject to forfeiture and vesting conditions as determined by the Board and specified in the Award Agreement.
     10.5 Rights as a Stockholder. An Eligible Director or his beneficiary shall not have any right in respect of Deferred Stock Units awarded pursuant to the Plan to vote on any matter submitted to the Company’s stockholders until such time as the shares of Common Stock attributable to such Deferred Stock Units have been issued to such Eligible Director or his beneficiary, as applicable.
     10.6 Settlement of Deferred Stock Units. On June 30th in the fifth calendar year following the year in which the Award of Deferred Stock Units is made, or at such other time or times as shall be determined by the Board and specified in the Award Agreement, an Eligible Director will be entitled to receive one Share for each Deferred Stock Unit (and related Dividend Equivalents) subject to such Award.
     10.7 Deferred Settlement of Deferred Stock Units.

          (a) An Eligible Director may elect to defer settlement of the Deferred Stock Units beyond the date specified in Section 10.6 or in the Award Agreement, as applicable, provided the following requirements are satisfied:
     (i) An Eligible Director’s election to defer settlement of the Deferred Stock Units may not take effect until at least 12 months after the date on which the election is made by the Eligible Director;
     (ii) An Eligible Director’s election to defer settlement of the Deferred Stock Units must delay settlement for a period of not less than five (5) years from the original settlement date set forth in Section 10.6, or as otherwise provided in the Award Agreement; and
     (iii) An Eligible Director’s election to defer settlement of the Deferred Stock Units must be made at least 12 months prior to the settlement date set forth in Section 10.6, or as otherwise provided in the Award Agreement.
          (b) The Company may delay settlement of the Deferred Stock Units if it reasonably anticipates that the making of the payment will violate Federal securities laws or other applicable laws provided payment is made at the earliest date on which the Company reasonably anticipates that the making of the payment will not cause such violation.
          (c) The Company also reserves the right to delay payment upon such other events and conditions as the Secretary of the Treasury may prescribe in generally applicable guidance published in the Internal Revenue Bulletin.
     10.8 2008 Transition Rules. Notwithstanding the provisions of Section 9 and this Section 10, an Eligible Director may elect a new settlement date with respect to his Restricted Stock units and/or Deferred Stock Units in accordance with the transition relief set forth in IRS Notice 2006-79, as extended by IRS Notice 2007-86. To elect a new settlement date, the Eligible Director must complete a new Equity Fee Election to specify the new settlement date on or before December 31, 2008. The new settlement date may not defer a payment that would otherwise be made in 2008 and may not cause a Restricted Stock unit or Deferred Stock Unit to be paid in 2008 that would not otherwise be paid in 2008. In addition, the new election may not accelerate the settlement to a date prior to the original settlement date specified in Sections 9.2 or 10.6, or as otherwise provided in the Award Agreement.
Section 11. Termination of Director Status
     In the event an Eligible Director ceases to serve as a member of the Board for any reason, with respect to prior Awards consisting of Options and Stock Appreciation Rights:
     (i) if such Eligible Director has completed three (3) Years of Board Service or less as of the date of such termination, any Option or Stock Appreciation Right granted to such Eligible Director (x) which is then outstanding, vested and exercisable on the date of termination may be exercised by the Eligible Director or, if applicable, his beneficiary for a period of 90 days following the date of the Eligible Director’s termination of service, but in no event later than the expiration date of the term of the Option or Stock Appreciation Right, and (y) which is not vested and exercisable on the date of termination, shall be canceled, in full, on the date of such termination; or
     (ii) if such Eligible Director has completed more than three (3) Years of Board Service as of the date of such termination, any Option or Stock Appreciation Right granted to such Eligible Director (x) which is then outstanding, vested and exercisable on the date of termination may be exercised by the Eligible Director or, if applicable, his beneficiary until the third anniversary of the date of the Eligible Director’s termination of service, but in no event later than the expiration date of the term of the Option or Stock Appreciation Right, and (y) which is then outstanding but not vested and exercisable on the date of termination, shall thereafter vest in accordance with the vesting schedule set forth in the Award Agreement for a period of three years following the date of the Eligible Director’s termination of service and become exercisable by the Eligible Director or, if applicable, his beneficiary and, once exercisable, will remain exercisable for a period of three years following the date of the Eligible Director’s termination of service, but in no event later than the expiration date of the term of the Option or Stock Appreciation Right.
     The vesting and settlement of all other Awards under this Plan shall be set forth in the applicable Award Agreement.
Section 12. Change in Control
     12.1 Accelerated Vesting and Payment. Subject to the provisions of Section 12.2 below, in the event of a Change in Control, (i) each Option and Stock Appreciation Right shall promptly be canceled in exchange for a payment in cash of an amount equal to the excess of the Change in Control Price over the exercise price for such Option or the base price for such Stock Appreciation Right, whichever is applicable, (ii) the Restriction Period applicable to all Restricted Stock shall expire and all shares shall become nonforfeitable and immediately transferable, and (iii) the shares of Common Stock with respect to Deferred Stock Units and Restricted Stock units shall become immediately payable.
     12.2 Alternative Awards. Notwithstanding Section 12.1, no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Award, other than a Section 409A Incentive Award, if the Board reasonably determines in good faith prior to the occurrence of a Change in Control that such Award or class of Awards shall be honored or assumed, or new rights substituted therefore (such honored, assumed or substituted award hereinafter called an “Alternative Award”) by the acquiring entity (or the parent or a subsidiary of such entity) immediately following the Change in Control, provided that any such Alternative Award must:
          (a) be based on stock which is traded on an established securities market, or which will be so traded within 60 days following the Change in Control;

          (b) provide such Eligible Director with rights and entitlements substantially equivalent to or better than the rights and entitlements applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;
          (c) have substantially equivalent economic value to such Award (determined by the Board as constituted immediately prior to the Change in Control, in it’s sole discretion, promptly after the Change in Control); and
          (d) satisfy the requirements of Section 1.409A-1(b)(v)(D) of the Treasury Regulations.
Section 13. Amendment and Modification of Plan
     The Board may at any time terminate or suspend the Plan, and from time to time may amend or modify the Plan, provided, however, that any amendment which would (i) increase the number of shares available for issuance, (ii) lower the minimum exercise price for Options or Stock Appreciation Rights or (iii) materially modify the requirements for eligibility to participate in the Plan, shall be subject to the approval of the Company’s stockholders. No action of the Board may, without the consent of an Eligible Director, alter or impair such Eligible Director’s rights under any previously granted Award. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, the Board may, in its sole and absolute discretion and without the consent of an Eligible Director or approval of the Company’s stockholders, amend the Plan or any outstanding Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409 of the Code and all applicable guidance promulgated thereunder.
Section 14. Non-Exclusivity
     Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, payments of cash amounts related to the tax liabilities arising directly or indirectly from the issuance of Shares with respect to an Eligible Director hereunder.
Section 15. General Provisions
     15.1 Nontransferability of Awards. Unless the Board or the Company’s Vice President, Human Resources and Vice President and General Counsel shall permit an Award to be transferred by an Eligible Director to an Eligible Director’s family member for estate planning purposes or to a trust, partnership, corporation or other entity established by the Eligible Director for estate planning purposes, on such terms and conditions as the Board or such officers may specify, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to any Award granted to an Eligible Director under the Plan shall be exercisable by the transferee only for as long as they could have been exercisable by such Eligible Director. If any Award is transferred to a family member, trust, partnership, corporation or other entity as contemplated by the first sentence hereof, all references herein and in the applicable Award Agreement to the Eligible Director shall be deemed to refer to such permitted transferee, other than any such references with respect to the personal status of the Eligible Director.
     15.2 No Right to Serve as a Director. This Plan shall not impose any obligations on the Company to retain any Eligible Director as a director nor shall it impose any obligation on the part of any Eligible Director to remain as a director of the Company.
     15.3 No Right to Particular Assets. Nothing contained in this Plan and no action taken pursuant to this Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company and any Eligible Director, the executor, administrator or other personal representative or designated beneficiary of such Eligible Director, or any other persons. Any reserves that may be established by the Company in connection with this Plan shall continue to be held as part of the general funds of the Company, and no individual or entity other than the Company shall have any interest in such funds until paid to an Eligible Director or his beneficiary. To the extent that any Eligible Director or his executor, administrator or other personal representative, as the case may be, acquires a right to receive any payment from the Company pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.
     15.4 Beneficiary Designation. Each Eligible Director under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Eligible Director, shall be in a form prescribed by the Company, and will be effective only when filed by the Eligible Director in writing with the Company during his lifetime. In the absence of any such designation, benefits remaining unpaid or Awards outstanding at the Eligible Director’s death shall be paid to or exercised by the Eligible Director’s surviving spouse, if any, or otherwise to or by his estate.
     15.5 Notices. Each Eligible Director shall be responsible for furnishing the Board with the current and proper address for the mailing of notices and delivery of agreements and Shares. Any notices required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid, or by any recognized international equivalent, if any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Eligible Director furnishes the proper address.
     15.6 Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.
     15.7 Incapacity. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receiving such benefit shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Board, the Company and other parties with respect thereto.
     15.8 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan and shall not be employed in the construction of this Plan.
     15.9 Requirements of Law. The granting of Awards and the issuance of shares of Common Stock shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be appropriate or required, as determined by the Board.
     15.10 Governing Law. The Plan, and all Award Agreements hereunder, shall be construed and enforced according to the laws of the State of Delaware, without regard to principles of conflicts of laws.
     15.11 Securities Law Compliance. Instruments evidencing Awards may contain such other provisions, not inconsistent with the Plan, as the Board deems advisable, including a requirement that the Eligible Director represent to the Company in writing, when an Award is granted or when he receives shares with respect to such Award (or at such other times as the Board deems appropriate) that he is accepting such Award, or receiving or acquiring such Shares (unless they are then covered by a Securities Act of 1933 registration statement), for his own account for investment only and with no present intention to transfer, sell or otherwise dispose of such Shares except such disposition by a legal representative as shall be required by will or the laws of any jurisdiction in winding up the estate of the Eligible Director or pursuant to a transfer permitted by Section 15.1. Such Shares shall be transferable only if the proposed transfer shall be permissible pursuant to the Plan and if, in the opinion of counsel satisfactory to the Company, such transfer at such time will be in compliance with applicable securities laws.
     15.12 Code Section 409A Compliance. The Company intends the Plan and any Award Agreement to comply with Section 409A of the Code and the Treasury Regulations promulgated thereunder, and the Plan and any Award Agreement shall be administered in accordance with such intent.